QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.28

DISTRIBUTOR AGREEMENT

        AGREEMENT made as of the 12 day of June, 2003, by and between AltiGen Communications, Inc., a corporation duly organized and existing under the laws of the State of Delaware, with its principal office at 47427 Fremont Blvd., Fremont, California 94538, hereinafter called the "Supplier" and GRAYBAR ELECTRIC COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York, with its principal office at 34 North Meramec Avenue, St. Louis, Missouri 63105 (Post Office Box 7231, St. Louis, Missouri 63177), hereinafter called "Graybar".

WITNESSETH:

        WHEREAS, the Supplier is desirous of appointing Graybar a non-exclusive distributor, and Graybar is desirous of accepting such appointment,

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Supplier hereby appoints Graybar its non-exclusive distributor and Graybar accepts appointment for the sale of products or material (hereinafter "Material") furnished by Supplier under this Agreement.

        1. TERRITORY; AUTHORIZED RESELLERS.    This appointment applies throughout the United States, Canada, and Mexico. Graybar may resell Material only to resellers included in the list of authorized resellers provided by Supplier and updated by Supplier as changes are made.

        2. TITLE AND SHIPPING.    Title to all Material covered by this Agreement shall pass to Graybar upon delivery at the destination designated by Graybar and shall be at the risk of Supplier until title thereto shall have passed as herein provided. Routing of shipments may be specified by Graybar when Graybar is liable for transportation charges. Graybar is liable for all costs relating to transportation and delivery. Graybar has transportation insurance, and Altigen will not provide duplicate coverage. Transportation costs prepaid by Supplier and added to Graybar's invoice will be at the lowest net cost after applying all negotiated discounts obtained by Supplier from shipper.

        3. PRICE.    All purchases of Material made by Graybar shall be upon the current terms and prices established by Supplier, as stated in the Altigen Distributor Price List attached hereto as Exhibit A and incorporated herein by reference, and updated from time to time. Furthermore, Graybar shall be given written notice ** days in advance of the effective date of any price change. Such notice shall be sent to the attention of the Manager, Price/Cost Services at the principal office listed above and shall include actual unit costs to Graybar (and suggested selling prices, if applicable).

        In the event of an increase in the price of said Material for which orders shall have been placed by Graybar, Graybar may, at its option, cancel such orders in whole or in part within ** days after receipt of notice of such price increase described in the previous paragraph.

        Price Protection.    In the event of a decrease in Material pricing, Graybar shall be credited with an amount equal to the difference between the price charged for such Material and the new and reduced price for any such Material in Graybar's inventory or in transit to Graybar as of the effective date of the price decrease. To obtain price protection, within ** days of receipt of Supplier's notice of the price decrease, Graybar shall provide to Supplier a written report of (i) inventory on hand and (ii) inventory in transit from Supplier, showing by part number the quantity of each Supplier Material in Graybar's inventory and in transit as of the effective date of the price decrease. Price protection will not be granted in the case of special promotion.

        3A. TAXES.    The prices referred to in this Agreement do not include taxes and other similar charges. Graybar is responsible for, and shall pay or reimburse Supplier for, all taxes, including sales, use, value-added (VAT), general services (GST), gross receipts, excise, personal property, or other federal, state or local taxes, export taxes and import duties, or any similar assessments based on the sale to Graybar of Material, maintenance, or other services provided under this Agreement, and any penalties, interest and collection or withholding costs associated with any of the foregoing items, excluding taxes on Supplier's net worth and net income. Tax Exemption. Graybar may provide Supplier with a tax exemption certificate acceptable to the taxing authorities in lieu of paying such taxes. Graybar shall reimburse Supplier for any fines, penalties, taxes and other charges, including expenses incurred by Supplier, due to Graybar's submission of invalid information.

        4. TERMS OF PAYMENT.    Net ** Proximo, which means that all invoices received in a calendar month are paid on the ** day of the following calendar month. The maximum time to pay is therefore ** days and the minimum time to pay is ** days, with an average of ** days.

        5. GENERAL INDEMNITY; EXCLUSION OF CONSEQUENTIAL OR SPECIAL DAMAGES.

        5.1 Indemnity by Supplier    Notwithstanding disclaimers of liability for consequential or special damages contained in Section 5.4 ("No Non-Direct Damages") or in Supplier's warranty to the contrary and provided Supplier is notified promptly and given authority, information and assistance for the defense of same, Supplier agrees to defend and hold Graybar harmless from all claims and suits made or brought against Graybar by any third party for consequential or special damages arising from Material purchased by Graybar hereunder except claims or suits: (i) arising from the negligence or intentional misconduct of Graybar, its employees, or agents or servants of either of them; or (ii) to the extent based upon any material deviation between a warranty expressly extended by Graybar to any such customer and Supplier's warranty given to Graybar.

        5.2 Indemnity by Graybar.    Notwithstanding the disclaimers of liability for consequential, special, and non-direct damages contained in Section 5.4 ("No Non-Direct Damages"), Graybar agrees to indemnify and hold Supplier harmless from any claims, suits, proceedings, losses, liabilities, damages, costs and expenses (inclusive of Supplier's reasonable attorneys' fees) for bodily injury or property damage, including consequential or special damages relating thereto, made against or incurred by Supplier as a result of negligence, misrepresentation, or error or omission on the part of Graybar or representative of Graybar.

        Graybar shall be solely responsible for any warranties or representations made by Graybar or Graybar's employees or agents which differ from the warranty provided by Supplier in its end-user agreement which Supplier includes with each Material sold hereunder.

        5.3 Third-Party Claims.    Neither party shall be liable for any claim by the other party based on any third-party claim except as expressly authorized in Section 5.1 ("Indemnity by Supplier"), Section 5.2 ("Indemnity by Graybar"), Section 7 ("Patent and Trademark Indemnification") and in Section 9 ("Environmental Liability") of this Agreement.

        5.4 No Non-Direct Damages.    EXCEPT AS EXPRESSLY STATED TO THE CONTRARY HEREIN, TO THE FULL EXTENT ALLOWED BY LAW THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER FOR ANY CLAIM, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, OR ANY DAMAGES THAT ARE NOT DIRECT, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

        5.5 Validity.    THESE DISCLAIMERS AND LIMITATIONS OF LIABILITY WILL NOT BE AFFECTED IF ANY REMEDY PROVIDED HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

        6. PURCHASE ORDERS AND SUPPLY.    Purchase orders will be deemed accepted by Supplier unless rejected within two (2) business days of receipt. Requested shipment date must comply with Supplier's stated lead-time, which will not exceed two (2) weeks. Supplier will make every reasonable effort to furnish a sufficient quantity of said Material to meet the resale requirements of Graybar. Supplier may decline to make shipments to Graybar if Graybar is delinquent in making payments to Supplier.

        6A. MONTHLY POINT-OF-SALE AND INVENTORY REPORTS.

        6A.1 Point-of-Sale Report.    During the term of this Agreement, Graybar shall provide to Supplier a monthly report containing the following information: (i) the authorized reseller's account number, (ii) authorized reseller's name, (iii) the "ship to" destination zip code and (iv) the part number and Graybar's cost of the Material shipped. Such report, with respect to a calendar month, shall be delivered to Supplier no later than the tenth (10th) day of the following calendar month.

        6A.2 Monthly Inventory Report.    Within ten (10) days after the end of each month during the term of this Agreement, Distributor shall provide Supplier with an inventory report.

        7. PATENT AND TRADEMARK INFRINGEMENT.

        7.1 Defense.    Supplier hereby warrants that all of the Material sold hereunder by it to Graybar, its successors or assigns, are and will be as of the date of shipment by Supplier free and clear of infringement of any patent valid in the United States, Canada, or Mexico, or any trademark registered in the United States, Canada, or Mexico. Supplier agrees to defend any and all actions and suits alleging any infringement of any patent valid in the United States, Canada, or Mexico, or any trademark registered in the United States, Canada, or Mexico (regardless of whether such patent or trademark was in effect on the date of shipment of the Material) that may at any time be brought against Graybar, or its successors or assigns, or any of its or their customers, to pay all costs and expenses incurred with Supplier's prior written authorization, and to satisfy all final judgments and decrees against the defendant or defendants or settlement agreed to by Supplier in such actions or suits, but Supplier shall not be liable for any settlement incurred by Graybar without Supplier's prior written authorization; provided that (i) the Supplier shall have prompt written notice of the commencement of any such action or suit, (ii) Graybar gives Supplier the right to control and direct the investigation, and preparation, and full opportunity to defend and settle such action or suit, through counsel of Supplier' choice; and (iii) Graybar gives Supplier assistance and full cooperation for the defense of such action or suit.

        7.2 Exclusions.    The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Material in any manner for which the Material was not designed, or for use of Material other than the uses and distributions designated by Supplier, for use of any Material that has been modified by Graybar or any third party, or for use of any Material in connection with or in combination with any equipment, devices or software that have not been supplied by Supplier, unless such connection or combination arises from standard, expected telephony usage. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Graybar's activities occurring subsequent to its receipt of notice of any claimed infringement or activities in violation of written instructions given to Graybar by Supplier, unless Supplier shall have given Graybar written permission to continue to market and distribute the allegedly infringing Material.

        7.3 Supplier's Solutions.    If Material is, or in Supplier's opinion might be, held to infringe as set forth above, Supplier may, at its option and expense, replace or modify such Material so as to avoid infringement, or procure the right for Graybar to continue the use and resale of such Material. If neither of such alternatives is, in Supplier's opinion, reasonably possible, the infringing Material shall be returned to Supplier, and Supplier's sole liability, in addition to its obligation to reimburse any awarded damages, costs and expenses set forth above, shall be to refund the purchase price paid for such Material by Graybar. Supplier is not obligated to accept new orders for Materials which are subject to a Claim covered under this Section.

        7.4 ** Remedy.    THIS SECTION STATES **' ** RESPONSIBILITY AND LIABILITY TO **, AND **'S ** REMEDY FROM **, FOR ANY CLAIMS AGAINST ** FOR ACTUAL OR ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY MATERIAL ** HEREUNDER OR **, AND IS IN ** AND ** OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES, TERMS, OR CONDITIONS TO ** REGARDING INFRINGEMENT AND MISAPPROPRIATION. ** may ** only to ** ** obligations as stated here in this Section 7, but may not obligate ** to provide any additional intellectual property **.

        8. PRODUCT LIABILITY INSURANCE.    Supplier will furnish Graybar with a Certificate of Insurance evidencing Product Liability Coverage with protection extending to Graybar under a Vendors Endorsement. Such insurance shall cover all Material sold by Supplier to Graybar and shall be maintained in companies reasonably acceptable to Graybar with minimum limits of liability of $** combined single limit per occurrence with a policy aggregate of $**.

        9. ENVIRONMENTAL LIABILITY.    For purposes of this Agreement, "Hazardous Substances" shall be defined as any Material that: (a) is a hazardous substance as defined under U.S. federal or state law; or (b) includes any extremely hazardous substance; toxic substance or chemical; radioactive material; petroleum; oil; asbestos-containing material; or any other contaminant or pollutant. If any of the Material to be sold hereunder is considered a Hazardous Substance, or might otherwise be subject to regulation under any environmental, health or safety laws or regulations, Supplier will notify Graybar in writing prior to the purchase of such Material and will provide, in accordance with applicable law, instructions on the proper use, handling and disposal of the Material, in the form of a Material Safety Data Sheet (MSDS). Within ** days after receipt of notice that the Material to be purchased contains Hazardous Substances, Graybar may, at its option, cancel such orders.

        Supplier shall, at its own expense, defend or settle any claim, suit, or proceeding ("Claim") that is instituted against Graybar, its successors, assigns, agents or employees ("Indemnitees") by a third party to the extent such Claim arises out of or is in any way related to any environmental contamination, injury or damage to natural resources or property, or injury to or death of persons, resulting from or related to (i) the release, spilling, leaking, or discharging of any Hazardous Substance by the Material or packaging provided by Supplier, when used in accordance with Supplier's instructions and disposed of in accordance with legal requirements, or (ii) liability resulting from dumping, use, storage, treatment, or disposal of the Material or packaging in accordance with instructions provided by Supplier in the MSDS; except to the extent caused by the negligence or willful misconduct of any Indemnitee, or by the negligence or willful misconduct of any third party, and Supplier shall pay all damages awarded therein against any Indemnitee or agreed upon in settlement by Supplier. This indemnity is conditioned upon the Indemnitee (i) giving Supplier prompt notice in writing of any covered Claim or threat thereof, (ii) permitting Supplier sole control, through counsel of Supplier's choice, to defend and/or settle such Claim; and (iii) giving Supplier all the needed information, assistance and authority, at Supplier's expense, to enable Supplier to defend or settle such Claim.

        10. LIMITED WARRANTY; REPAIR OR REPLACEMENT.

        10.1 AltiGen Communications Material Warranty.    Supplier warrants the Material TO END USERS ONLY pursuant to the terms and conditions of the End-User Agreement and no warranty is extended to Graybar. Supplier's End-User Agreement is included with each unit of Material, and must be passed through by Graybar, unchanged.

        10.2 Warranty Procedures.    Supplier will repair or replace, at its own expense,, for a period of one year from the date of purchase by Graybar's customer or by the end user, any parts of the Material manufactured by Supplier or sold by it which parts do not substantially conform to Supplier's end-user warranty when used for the intended purposes. Defective Material may be returned by Graybar's customer or by the end user, or by Graybar provided Graybar obtains a Returned Material Authorization (RMA) number prior to accepting the return from its customer. The customer pays transportation charges to return the defective Material to Supplier, and Supplier pays transportation charges to ship the replaced or repaired Material to the customer. If neither repair nor replacement is reasonably available, Supplier may, in its sole discretion, refund to the customer who submitted the defective Material the purchase price paid for the defective Material. All Material and parts that are replaced will become the property of Supplier. Replacement Material or parts may be new or reconditioned. Supplier warrants any replaced or repaired Material or part for ninety (90) days from shipment, or the remainder of the initial warranty period, whichever is longer. Should Supplier's warranty exceed one year, then such longer term is applicable. In the event of "out of box" failures, the warranty procedures stated above apply.

        10.3 Limitations and Disclaimer.    EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN THE END-USER AGREEMENT, AND THE EXPRESS WARRANTY OF NON-INFRINGEMENT STATED IN SECTION 7.1 ("PATENT AND TRADEMARK INFRINGEMENT DEFENSE") SUPPLIER EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

        10.4    NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION BINDING UPON SUPPLIER CONCERNING THE PERFORMANCE OF THE MATERIAL OTHER THAN AS PROVIDED IN THE END-USER AGREEMENT. GRAYBAR SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF SUPPLIER.

        10.5 Toll Fraud    Graybar is forbidden from stating or implying that Supplier Material provides immunity from fraudulent intrusion ("Toll Fraud").

        10A GRAYBAR'S WARRANTY.    Graybar hereby represents and warrants to Supplier that neither this Agreement (nor any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Supplier's intellectual property rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which Graybar is subject.

        10B EXPORT COMPLIANCE.    Graybar agrees not to export, either directly or indirectly, the Material or any documentation related thereto without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government. If Graybar exports any Material or related documentation from the United States or re-exports any Material or related documentation from a foreign destination, Graybar shall ensure that the export/re-export or import of the Material and related documentation is in compliance with all laws, regulations, orders or other restrictions of the United States and the appropriate foreign government.

        11. STOCK BALANCING PROGRAM.    Supplier recognizes that from time to time, it may be necessary for Graybar, in order to properly perform its obligations hereunder, to reduce, exchange or eliminate certain Material from its inventory. Accordingly, Supplier shall allow quarterly returns with no restocking charges provided Graybar prepays associated freight and insurance costs and subject to all of the following conditions:

  •
  The quarterly return is limited to a total of ** percent (**%) of the value of Material shipped to Graybar in the previous calendar quarter;

  •
  the returned Material is (i) new and in factory-sealed, unopened boxes, and (ii) in the current Altigen Distributor Price List; and

  •
  Graybar submits a new, non-cancellable order, for immediate shipment at the time of the return, in an amount equal to or greater than the value of the returned Material;

Supplier will issue a credit memo for the returned Material in the amount of the lesser of (i) current price as stated in the Altigen Distributor Price List or (ii) the price invoiced to and actually paid by Graybar less any rebates and price protection.

        12. NON-ASSIGNABILITY.    This agreement shall not be transferable or assignable by either party hereto without the written consent of the other party, which may not be unreasonably delayed or withheld. Until such written consent is obtained, the party transferring or assigning this agreement shall not be relieved of the obligations hereunder.

        13. TERMINATION.    The distributorship hereby created may be terminated only (a) by an agreement in writing duly signed by the parties hereto; or (b) by either party at will, with or without cause, upon not less than ninety (90) days' notice in writing given by certified mail or other method allowed by Section 24 ("Notices") to the other party; (c) by either party if the other party commits a material breach of any obligation hereunder which is not cured within thirty (30) days' after issuance of written notice to the breaching party, which notice shall state the breach upon which termination is based, or (d) by either party hereto upon one (1) day's like notice in the event the other party hereto attempts to assign this Agreement or any rights thereunder without the other party's written consent, or either party ceases to function as a going concern or to conduct its operations in the normal course of business, or a receiver is appointed or applied for by the party, or a petition under the Federal Bankruptcy Act is filed by or against either party, or either party makes an assignment for the benefit of creditors. Termination shall not relieve Graybar of the obligation to pay all sums due hereunder.

        14. REPURCHASE AFTER TERMINATION.    Within thirty (30) days after the termination of the distributorship hereby created, (a) if Graybar terminates for convenience or Supplier terminates for Graybar's breach or bankruptcy, Supplier may, at its option, repurchase from Graybar any or all Material and all repair and replacement parts therefor which are new and unused of which Graybar is then the owner, at the net price paid by Graybar, or at Supplier's then current net price to distributors generally, whichever is lower, Graybar to bear all return transportation costs; or (b) if Supplier terminates for convenience or Graybar terminates for Supplier's breach or bankruptcy, then Supplier shall be obligated to repurchase all of the Material and all the repair and replacement parts from Graybar at the said price set forth above, the Supplier to bear all return transportation costs.

        15. DELIVERIES AFTER TERMINATION.    After a date for termination of the distributorship hereby created shall have been established by notice or agreement, the Supplier shall be obligated to deliver, and Graybar shall be obligated to accept, such of the Material as Graybar shall have ordered from the Supplier prior to the date for termination; provided, however, that in no event shall the Supplier be obligated to deliver, or Graybar be obligated to accept, any of such Material after the date of such termination.

        16. SALES AFTER TERMINATION.    The acceptance of any order from, or the sale of any Material to, Graybar after the termination of the distributorship hereby created shall not be construed as a renewal or extension thereof nor as a waiver of termination, but in the absence of a new written Agreement, all such transactions shall be governed by provisions identical with the provisions of this Agreement.

        17.    NO LIABILITY FOR TERMINATION. Neither party shall, by reason of termination of distributorship of said Material, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other. The foregoing shall not affect either party's claim for damages arising out of any breach which led to such termination.

        18.    FAILURE TO ENFORCE. The failure of either party to enforce at any time, or for any period of time, the provisions hereof shall not be construed to be a waiver of such provisions unless accompanied by a clear written statement that such provision is waived. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, or a waiver of the right of such party thereafter to enforce each and every such provision.

        19.    ENTIRE AGREEMENT; NO ORAL AGREEMENTS. This Agreement is intended as the complete, final and exclusive statement of the terms of the agreement between the parties and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, relating to the subject matter hereof. Although Graybar may use its standard purchase order and other forms, and Supplier may use its standard order acknowledgment and invoice, the terms and conditions of this Agreement will prevail over such forms, and any inconsistent, conflicting or different terms in such forms will be of no effect. Except where unilateral modification is specifically authorized herein, any amendments to this Agreement must be in writing and executed by both parties.

        20.    TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes all prior Agreements between the parties, except those listed below which shall continue in full force and effect:

        Exceptions: None

        21. HEADINGS.    Headings of this Agreement are inserted solely for the purpose of convenience of reference and are in no manner to be construed as a part of the Agreement.

        22. RELATIONSHIP OF THE PARTIES.    The parties shall at all times during the term of this Agreement act as, and shall represent themselves to be, independent contractors, and not an agent, partner, joint venturer, or employee of the other party. Neither party will have the right to enter into any contracts or binding commitments in the name of the other party or on such other party's behalf.

        23. FORCE MAJEURE.    Neither party shall be liable to the other party for the failure to perform any of its obligations hereunder (other than the payment of money) resulting from acts of the other party, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy interruptions, strike, labor trouble, war, riot, accident, shortage, delay in transportation, or any other causes beyond the reasonable control of the party whose performance is delayed.

        24. NOTICES.    Notices shall be given in writing to the address stated immediately below, or to such other address as shall be given by either party to the other in writing. Any notice involving breach or termination shall be sent by recognized overnight courier or by certified mail, return receipt requested. All other notices may additionally be sent by fax or e-mail with an automatic confirmation of transmission by the transmitting machine. All notices shall be deemed to have been given and received on the earlier of actual delivery (except that faxes and e-mails sent on a non-business day will be deemed received on the next business day) or three (3) days from the date of postmark.

To Graybar:	To Supplier:
Graybar Electric Company, Inc.	AltiGen Communications, Inc.
34 N. Meramec Ave	47427 Fremont Blvd.
Clayton, MO 63105	Fremont, CA 94538
Attn: David Bender	Attn: Philip M. McDermott, CFO
e-mail: david.bender@gbe.com	e-mail: pmcdermott@altigen.com
Fax: 314-573-9288	Fax: 510/252-9738
Telephone: 314-573-9318	Telephone: 510/580-7904

        25. SEVERABILITY.    In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties, and the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

        26. GOVERNING LAW.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The United Nations Convention on Contracts for the International Sale of Goods (1980) is hereby excluded in its entirety from application to this Agreement.

        27. SURVIVAL.    The following sections will survive expiration or termination of this Agreement:

    3A.
    Taxes
    4.
    Terms of Payment
    5.
    General Indemnity; Exclusion of Consequential or Special Damages
    7.
    Patent and Trademark Infringement
    9.
    Environmental Liability
    10.
    Limited Warranty; Repair or Replacement
    10B.
    Export Compliance
    14.
    Repurchase after Termination
    15.
    Deliveries after Termination
    16.
    Sales After Termination
    17.
    No Liability for Termination
    18.
    Failure to Enforce
    19.
    Entire Agreement; No Oral Agreements
    21.
    Headings
    23.
    Force Majeure
    24.
    Notices
    25.
    Severability
    26.
    Governing Law
    27.
    Survival

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by a duly authorized officer on the date(s) shown below, to be effective as of the day and year first above written.

ALTIGEN COMMUNICATIONS, INC. Supplier	GRAYBAR ELECTRIC COMPANY, INC.

/s/ PHILIP MCDERMOTT Signature (Vice) President (CFO)	/s/ RICHARD D. OFFENBACHER Signature (Vice) President

Philip McDermott Type or print name of person whose signature appears above	Richard D. Offenbacher Type or print name of person whose signature appears above

June 12, 2003 Date	August 27, 2003 Date

SG-930 (10/01)

Exhibit A
Graybar / AltiGen Distributor Agreement

Effective June 12, 2003

AltiGen Communications, Inc. Distributor Price List
Part Number	Description		Price
AltiServ Office
ALTI-SERV1-IP	08x04x12 AltiServ1 IP-PBX Solution w/ AltiWare v4.6, 8 Alti-IP 600 Phones, and 16 Station Licenses		$	**
ALTI-SERV2-IP	00x00x12 AltiServ2 IP-PBX Solution w/AltiWare v4.6 and 12 Station Licenses	Note: 17	$	**
ALTI-OFFICE1A	04x08 AltiServ Small Office Solution w/ AltiWare OE v4.6 and 12 Station License		$	**
ALTI-OFFICE2A-R	00x24 AltiServ Office Solution w/ AltiWare OE v4.6 and 24 Station License		$	**
ALTI-OFFICE3-R	24x36 AltiServ Office Solution w/ AltiWare OE v4.6 and 36 Station License		$	**
Alti-IP 600 IP Phone
ALTI-IP600	Alti-IP 600 IP Phone		$	**
AltiWare Telephony Boards
ALTI-CD0408UD-SPH001	CID Quantum Platform, 4 trunks & 8 extensions. Rev. D	Note: 1	$	**
ALTI-CD0804UD-SPH001	CID Quantum Platform, 8 trunks & 4 extensions. Rev. D	Note: 1	$	**
ALTI-CD0012UD-SPH001	CID Quantum Platform, 12 extensions. Rev. D	Note: 1	$	**
ALTI-TTAS-12	PCI Analog Station Board, 12 extensions	Note: 2	$	**
ALTI-TTRS-12	Triton Resource Board with 12 session support	Note: 3	$	**
ALTI-TTAT-12	PCI 12 port Analog Trunk Board—Loopstart Only	Note: 7	$	**
ALTI-TTAT-12GS	PCI 12 port Analog Trunk Board—Loopstart / Groundstart	Note: 7	$	**
ALTI-T1E1-1	Triton T1 / E1 Board (4.0i and 4.5 and above for E1)	Note:12	$	**
ALTI-TTT1-1	Triton T1/PRI Board		$	**
ALTI-TTIP-8	Triton VoIP Board with 8 / 12 ports	Note: 4	$	**
ALTI-30IPLIC460	30-Port G.711 upgrade license for ALTI-TTIP-8	Note: 8	$	**
AltiWare Software
ALTI-OE460E	AltiWare Open Edition (OE) Release 4.6	Note:11	$	**
v4.6 AltiWare Station Licensing
ALTI-OELIC460-012	AltiWare OE 4.6—12 Station Licenses		$	**
ALTI-OELIC460-024	AltiWare OE 4.6—24 Station Licenses		$	**

ALTI-OELIC460-048	AltiWare OE 4.6—48 Station Licenses		$	**
ALTI-OELIC460-072	AltiWare OE 4.6—72 Station Licenses		$	**
v4.6 AltiWare Software Options
ALTI-ACOLIC460	AltiConsole 4.6 License Key	Note: 22	$	**
ALTI-AVWLIC460	AltiView 4.6 License Key	Note: 22	$	**
ALTI-CRALIC460	AltiServ Call Router Advanced w/ Queue Announcements		$	**
v4.6 AltiWare Contact Center Software
ALTI-ACCLIC460	AltiServ Contact Center(ACC) Optional Call Center for AltiServ	Note: 15	$	**
ALTI-AGSLIC460-01	1 AltiServ Contact Center(ACC) Agent Seat	Note: 16	$	**
ALTI-AGSLIC460-05	5 AltiServ Contact Center ACC Agent Seats	Note: 16	$	**
ALTI-AGSLIC460-10	10 AltiServ Contact Center ACC Agent Seats	Note: 16	$	**
ALTI-AGCLIC460-01	1 AltiServ Contact Center ACC AltiAgent client Session	Note: 16	$	**
ALTI-AGCLIC460-05	5 AltiServ Contact Center ACC AltiAgent client Sessions	Note: 16	$	**
ALTI-AGCLIC460-10	10 AltiServ Contact Center ACC AltiAgent client Sessions	Note: 16	$	**
ALTI-SPCLIC460-01	1 AltiServ Contact Center ACC AltiSupervisor client Session	Note: 16	$	**
ALTI-SPCLIC460-05	5 AltiServ Contact Center ACC AltiSupervisor clients Sessions	Note: 16	$	**
v4.6 AltiWare Upgrades from OE 4.0 and higher		Note: 9
ALTI-OE460E-UP-012	AltiWare OE 4.6 Upgrade for 12 Station Licenses		$	**
ALTI-OE460E-UP-024	AltiWare OE 4.6 Upgrade for 24 Station Licenses		$	**
ALTI-OE460E-UP-048	AltiWare OE 4.6 Upgrade for 48 Station Licenses		$	**
ALTI-OE460E-UP-072	AltiWare OE 4.6 Upgrade for 72 Station Licenses		$	**
v4.6 AltiWare Software Option Upgrades from OE4.0 and higher		Note: 9
ALTI-ACOLIC460-UP	AltiConsole 4.6 Upgrade		$	**
ALTI-AVWLIC460-UP	AltiView 4.6 Upgrade		$	**
ALTI-ACCLIC460-UP	AltiServ Contact Center 4.6 Upgrade		$	**
v4.0a AltiWare Licensing
ALTI-OELIC-012	AltiWare OE 4.0a—12 Station Licenses		$	**
ALTI-OELIC-024	AltiWare OE 4.0a—24 Station Licenses		$	**
ALTI-OELIC-048	AltiWare OE 4.0a—48 Station Licenses		$	**
ALTI-OELIC-072	AltiWare OE 4.0a—72 Station Licenses		$	**
v4.0a AltiServ Software Options
ALTI-ACO400AE	AltiConsole 4.0a For OE 4.0a only		$	**
ALTI-CTR400AE	AltiWare Center 4.0a For OE 4.0a only		$	**
ALTI-AVW400AE	AltiView 4.0a For OE 4.0a client software	Note: 5	$	**
AltiContact Manager Product
AltiContact Manager Starter Package
ACM-PLATFORM	ACM IP-Contact Center Solution w/ 12 Agent, 12 AltiAgent sessions, and 1 AltiSupervisor session.		$	**

AltiContact Manager Business User Licensing
ACM-ACBLIC460-01	ACM 1 Business User License	Note: 21	$	**
ACM-ACBLIC460-12	ACM 12 Business User License	Note: 21	$	**
ACM-ACBLIC460-24	ACM 24 Business User License	Note: 21	$	**
ACM-ACBLIC460-48	ACM 48 Business User License	Note: 21	$	**
ACM-ACBLIC460-72	ACM 72 Business User License	Note: 21	$	**
ACM Contact Center Expansion Software
ACM-AGSLIC460-01	1 ACM Agent Seat	Note: 18	$	**
ACM-AGSLIC460-05	5 ACM Agent Seats	Note: 18	$	**
ACM-AGSLIC460-10	10 ACM Agent Seats	Note: 18	$	**
ACM-AGSLIC460-20	20 ACM Agent Seats	Note: 18	$	**
ACM-AGCLIC460-01	1 ACM AltiAgent client session	Note: 18	$	**
ACM-AGCLIC460-05	5 ACM AltiAgent client sessions	Note: 18	$	**
ACM-AGCLIC460-10	10 ACM AltiAgent client sessions	Note: 18	$	**
ACM-AGCLIC460-20	20 ACM AltiAgent client sessions	Note: 18	$	**
ACM-SPCLIC460-01	1 ACM AltiSupervisor client session	Note: 18	$	**
ACM-SPCLIC460-05	5 ACM AltiSupervisor client sessions	Note: 18	$	**
ACM-SPCLIC460-10	10 ACM AltiSupervisor client sessions	Note: 18	$	**
ACM-SPCLIC460-20	20 ACM AltiSupervisor client sessions	Note: 18	$	**
ACM-RECLIC460-01	1 ACM Centralized Recording Seat	Note: 20	$	**
ACM-RECLIC460-05	5 ACM Centralized Recording Seats	Note: 20	$	**
ACM-RECLIC460-10	10 ACM Centralized Recording Seats	Note: 20	$	**
ACM Software Options
ACM-CRALIC460	ACM Call Router Advanced w/ Queue Announcements		$	**
ACM-WEBLIC460	ACM AltiWeb	Note: 19	$	**
ALTI-ACOLIC460	AltiConsole 4.6	Note: 22	$	**
ALTI-AVWLIC460	AltiView 4.6	Note: 22	$	**
Peripherals
CBL-25M50-01	DB25 to 50-pin Telco cable, Male to Male		$	**
CBL-MVIP22-01	MVIP cable with 22 connectors		$	**
CBL-P12DC-06	6 connector, PC to 12Vdc power supply cable for ALTI-TTAS-12		$	**
DOC-RFG01-04	4 User Pocket Reference Guides		$	**
DOC-ICM01-400	Installation Configuration & Maintenance Manual (OE 4.0a)		$	**
DOC-ICM01-460	Installation Configuration & Maintenance Manual (OE 4.6)		$	**
DOC-ACMICM-460	Installation Configuration & Maintenance Manual (ACM)		$	**
DOC-AVWMAN460	8 AltiView User Guides in one package (OE 4.6)		$	**
DOC-CTRMAN-400	8 Center 4.0a User Guides in one package		$	**
DOC-ATCMAN-460	8 AltiClient User Manual in one package		$	**
MSC-PANEL-02	12 Port Connection Panel with 50-pin F Telco connector		$	**
ALTI-PIF4	4 port Power Influence Filter		$	**

ALTI-RF0012	RF Filter 12 Ports		$	**
ALTI-E1-BALUN	E1 7 Ohm DIN 1.6/5.6 coax to 120 twisted pair BALUN	Note: 10	$	**
Not for Resale Kit
ALTI-NFR4600	Dealer Demo Kits—OE 4.6, AltiConsole, ACC, 12 port station board, 12-port VoIP card		$	**
ALTI-NFR460Q	Dealer Demo Kits—OE 4.6, AltiConsole, ACC, 4x8 analog Quantum board, 12-port VoIP card		$	**
ALTI-NFRLIC-460A	Optiion OE Demo ACC, AltiConsole, Call Router	Note: 13	$	**

Notes:

1)
All four Quantum boards, ALTI-CDXXXXUD-SPH001, only support phones with FSK message waiting.

2)
Ships only supporting FSK message waiting phone sets.

3)
A resource board is required when supervisors monitor agents, or when a voice recording system is used to monitor calls.

4)
In OE 4.5 and above, ALTI-TTIP-8 is upgraded to 12-ports. In OE 4.0a & 3.5, ALTI-TTIP-8 is 8-ports only.

5)
It is only shipped with one manual. If you wish additional manuals, order DOC-AVWMAN, which is an 8-pack of AltiView manuals.

7)
ALTI-TTAT-12 and ALTI-TTAT-12GS are only supported in AltiWare OE 4.0a and above.

8)
Requires ALTI-TTIP-8 & OE 4.5 or above

9)
Users wishing to upgrade from versions <3.5 must purchase OE 4.6 as new.

10)
ALT1-E1-BALUN to be used with each E1 installation.

11)
Includes Software CD-ROM and Manuals Only

12)
ALTI-T1E1-1 is a T1 / PRI / E1 software configurable board. Currently, E1 is only supported on AltiWare 4.0i, 4.5 and 4.6. The E1 protocol support is for E1 R2 MF (TelMex), E1 DTMF(Telnor) and E1 PRI(UK) protocols.

13)
ALTI-NFROFFICE requires the purchase of an ALTI-OFFICEx product

15)
Support for AltiServ workgroups, AltiView, 10 agent seats, 10 AltiAgents, 1 AltiSupervisor and detailed statistics reports

16)
ACC Agent seats, ACC AltiAgent sessions and ACC AltiSupervisor sessions require ALTI-ACCLIC460 software upgrade

17)
These products are CE certified for distribution in Europe.

18)
ACM Agent seats, ACM AltiAgent sessions and ACM AltiSupervisor sessions require ACM-PLATFORM starter

19)
Require SDK Connection license per AltiWeb concurrent session

20)
Enables centralized concurrent recording sessions on PCI analog extension ports. Does not include playback or management software.

21)
Used to increase business users on AltiContact Manager Platform

22)
AltiConsole and AltiView are common applications across AltiServ and AltiContact Manager platforms

QuickLinks

DISTRIBUTOR AGREEMENT